The Chefs’ Warehouse, Inc. - 8-K/A

Exhibit 99.1

Audited Combined Financial Statements of

Del Monte Capitol Meat Company., T.J. Foodservice Company, Inc. and TJ Seafood, LLC

Independent Auditor’s Report	3

Financial Statements

Combined Balance Sheets as of December 27, 2014 and December 28, 2013	5

Combined Statements of Income for the Years Ended December 27, 2014, December 28, 2013, and December 29, 2012	6

Combined Statements of Shareholders’ and Members’ Equity for the Years Ended December 27, 2014, December 28, 2013, and December 29, 2012	7

Combined Statements of Cash Flows for the Years Ended December 27, 2014, December 28, 2013, and December 29, 2012	8

Notes to Combined Financial Statements	9 - 15

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Tel: 415-397-7900 Fax: 415-397-2161 www.bdo.com	One Bush Street Suite 1800 San Francisco, CA 94104

Independent Auditor’s Report

Board of Directors

Del Monte Capitol Meat Company

TJ Foodservice Company, Inc

TJ Seafood, LLC

Sacramento, California

We have audited the accompanying combined financial statements of Del Monte Capitol Meat Company, TJ Foodservice Company, Inc. and TJ Seafood, LLC (collectively, “Del Monte Meat Company”), which comprise the combined balance sheets as of December 27, 2014 and December 28, 2013 and the related combined statements of income, shareholders’ and members’ equity, and cash flows for each of the three fiscal years in the period ended December 27, 2014, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Del Monte Meat Company as of December 27, 2014 and December 28, 2013, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 27, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

San Francisco, California

February 20, 2015

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Combined Financial Statements

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Del Monte Meat Company

Combined Balance Sheets
(in thousands, except share amounts)

	December 27, 2014	December 28, 2013

Assets

Current assets
Cash and cash equivalents	$17,158	$10,685
Investments, at fair value	6,404	5,116
Accounts receivable, net of allowance for doubtful accounts of $5 and $5, respectively	18,914	14,673
Inventory	14,192	11,154
Prepaid expenses and other current assets	1,482	732

Total current assets	58,150	42,360

Property and equipment, net	7,878	8,518
Other assets	725	707

Total assets	$66,753	$51,585

Liabilities and shareholders’ and members’ equity

Current liabilities
Accounts payable and accrued expenses	$6,348	$3,010
Related party notes payable	4,075	4,465

Total liabilities	10,423	7,475

Shareholders’ and members’ equity
Del Monte Capitol Meat Company stock (no par value, 50,000 shares authorized, 50,000 shares issued and 50,000 shares outstanding)	30	30
TJ Foodservice Company, Inc. stock (no par value, 200,000 shares authorized, 5,000 shares issued and outstanding)	50	50
TJ Seafood, LLC members’ contribution	2,500	2,500
Retained earnings	53,750	41,530

Total shareholders’ and members’ equity	56,330	44,110

Total liabilities and shareholders’ and members’ equity	$66,753	$51,585

See accompanying notes to combined financial statements.

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Del Monte Meat Company

Combined Statements of Income
(in thousands)

Years ended	December 27, 2014	December 28, 2013	December 29, 2012

Net sales	$218,561	$179,341	$148,339

Cost of sales	162,924	133,034	114,042

Gross profit	55,637	46,307	34,297

Operating expenses	33,726	29,846	24,831

Income from operations	21,911	16,461	9,466

Other expense (income)
Interest expense	176	183	258
Interest income	(31)	(88)	(8)
Gain on investments	(180)	(315)	(239)

Total other expense (income)	(35)	(220)	11

Income before provision for income taxes	21,946	16,681	9,455

Income tax expense	30	96	63

Net income	$21,916	$16,585	$9,392

See accompanying notes to combined financial statements.

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Del Monte Meat Company

Combined Statements of Shareholders’ and Members’ Equity
(in thousands)

	Del Monte Capitol Meat Company Stock	TJ Foodservice Company, Inc. Stock	TJ Seafood, LLC Members’ Equity	Retained Earnings	Total Shareholders’ and Members’ Equity

Balance, December 31, 2011	$30	$50	$2,500	$26,102	$28,682
Net income	—	—	—	9,392	9,392
Distributions	—	—	—	(4,465)	(4,465)

Balance, December 29, 2012	30	50	2,500	31,029	33,609
Net income	—	—	—	16,585	16,585
Distributions	—	—	—	(6,084)	(6,084)

Balance, December 28, 2013	30	50	2,500	41,530	44,110
Net income	—	—	—	21,916	21,916
Distributions	—	—	—	(9,696)	(9,696)

Balance, December 27, 2014	$30	$50	$2,500	$53,750	$56,330

See accompanying notes to combined financial statements.

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Del Monte Meat Company

Combined Statements of Cash Flows
(in thousands)

Years ended	December 27, 2014	December 28, 2013	December 29, 2012

Cash flows from operating activities
Net income	$21,916	$16,585	$9,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,327	1,388	1,063
Loss on sale of equipment	135	17	404
Gain on investments	(180)	(315)	(239)
Changes in assets and liabilities:
Accounts receivable	(4,241)	(2,188)	(2,588)
Inventory	(3,038)	(2,422)	535
Prepaid expenses and other assets	(768)	(230)	(552)
Accounts payable and accrued expenses	3,338	619	(5)

Net cash provided by operating activities	18,489	13,454	8,010

Cash flows from investing activities
Capital expenditures	(822)	(3,729)	(2,491)
Purchase of investments	(1,108)	(1,300)	—
Sale of investments	—	325	—

Net cash used in investing activities	(1,930)	(4,704)	(2,491)

Cash flows from financing activities
Distributions	(9,696)	(6,084)	(4,465)
Repayment of related party notes	(390)	—	—
Repayment of line of credit	—	(1,600)	(400)

Net cash used in financing activities	(10,086)	(7,684)	(4,865)

Increase in cash and cash equivalents	6,473	1,066	654

Cash and cash equivalents, beginning of year	10,685	9,619	8,965

Cash and cash equivalents, end of year	$17,158	$10,685	$9,619

 See accompanying notes to combined financial statements.

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

1.	Description of Business

Del Monte Capitol Meat Company, TJ Foodservice Company, Inc. and TJ Seafood, LLC (collectively, the “Company” or “Del Monte Meat Company”) are food product distribution companies which are concentrated in northern California. The Company’s customer base consists primarily of menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers and culinary schools.

2.	Summary of Significant Accounting Policies

Basis of Presentation, Combination and Fiscal Year

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The combined financial statements include the accounts of Del Monte Capitol Meat Company, TJ Foodservice Company, Inc. and TJ Seafood, LLC. These entities have been combined for financial reporting purposes as they have common ownership and management. All intercompany transactions and balances have been eliminated in the combination.

The Company operates and reports on a 52 or 53 week fiscal year ending on the last Saturday of December. Fiscal year 2014 ended on December 27, 2014 and included 52 weeks. Fiscal year 2013 ended on December 28, 2013 and included 52 weeks. Fiscal year 2012 ended on December 29, 2012 and included 52 weeks.

Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include accounts receivables allowances and valuation of long-lived assets. Actual results could differ materially from those estimates.

Revenue Recognition

Revenue from the sale of a product is recognized at the point at which the product is delivered to the customer. Sales discounts are recognized as a reduction of sales.

Cost of Sales

The Company records cost of sales based upon the net purchase price paid for a product, including applicable freight charges incurred to deliver the product to the Company’s warehouse. All other handling and processing costs are included in operating expenses.

Operating Expenses

Operating expenses include the costs of facilities, product handling and replenishment, protein processing costs, delivering, selling and general administrative activities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of less than three months to be cash equivalents. The Company periodically maintains balances at financial institutions which may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

Accounts Receivable

Accounts receivable consist of trade receivables from customers and are recorded net of an allowance for doubtful accounts. The allowance for doubtful accounts is determined based upon a number of specific criteria, such as whether a customer has filed for or been placed into bankruptcy, has had accounts referred to outside parties for collections or has had accounts significantly past due.

Inventory

Inventory consists primarily of finished goods, food and related food products held for resale and are valued at the lower of cost (first-in, first-out method) or market.

Concentrations of Credit Risks

Financial instruments that subject the Company to concentrations of credit risk consist of cash and accounts receivables. The Company’s policy is to deposit its cash and temporary cash investments with major financial institutions. The Company distributes its food and related products to a customer base that consists primarily of leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers and culinary schools. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions. The Company generally does not require collateral. There is no significant balance or sales with any individual customer.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for all maintenance and repairs are charged as operating expenses. Additions, major renewals and replacements that increase the useful lives of assets are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated useful life of the leasehold improvements.

Impairment of Long-Lived Assets

When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists, in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. No long-lived asset impairment was recognized during the years ended December 27, 2014, December 28, 2013 or December 29, 2012.

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

Employee Benefit Programs

The Company established a retirement plan in accordance with section 401(k) of the Internal Revenue Code. Under the terms of this plan, eligible employees may make voluntary contributions to the extent allowable by law. Employees of the Company are eligible after 90 days of employment to make personal contributions. After one year of employment beginning the first of the next month the Company will make a contribution of 3% of gross compensation. These safe harbor contributions are 100% vested at the time of the contribution. Profit sharing contributions by the Company to this plan are discretionary and will not exceed that allowable for federal income tax purposes. The Company’s profit sharing contributions are vested over five years in equal increments. A profit sharing contribution of approximately $108 was made in 2013. No profit sharing contributions were made by the Company to the plan for the years ended 2014 or 2012.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures for its financial assets and liabilities. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As of December 27, 2014 and December 28, 2013, the Company’s financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, and related party debt. The fair values of cash and cash equivalents, accounts receivable and accounts payable approximate their respective carrying values because of the short maturity of those instruments. The fair value of investments is based on the quoted market prices in active markets. Due to the related party nature, the fair value of related party debt is not determinable.

Income Taxes

Each of the combined entities has elected to be taxed as an S corporation and therefore items of net income and loss are reported on the shareholder’s or member’s individual income tax returns. Del Monte Capitol Meat Company elected S corporation status in 2001, TJ Foodservice Company, Inc. elected S corporation status in 2008 and TJ Seafood, LLC elected S corporation status at inception in 2011. Any provisions for federal income tax are not included in the Company’s financial statements. The provision (benefit) for income taxes in the Statements of Income relates to certain state income taxes.

The Company follows U.S. GAAP guidance for accounting for uncertainty in income tax positions, which contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company does not believe that any reserves are required for income taxes, penalties and interest related to uncertain tax positions.

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

3.	Inventory

Inventory consists of finished product and is recorded on a first-in, first-out basis. Due to the high turnover rate and low spoilage rate of inventory, at December 27, 2014 and December 28, 2013 the Company did not maintain an inventory reserve.

4.	Property and Equipment

Property and equipment are summarized as follows as of December 27, 2014 and December 28, 2013:

	2014	2013	Estimated Useful Lives

Plant equipment	$8,496	$8,435	5 years
Vehicles	4,422	4,022	5 years
Leasehold improvements	1,688	1,741	3-20 years
Office and computer equipment	481	431	3-5 years

Total depreciable property and equipment	15,087	14,629

Less accumulated depreciation and amortization	(7,782)	(6,684)

Net depreciable property and equipment	7,305	7,945

Land	573	573

Net property and equipment	$7,878	$8,518

Total depreciation and amortization expense was $1,327, $1,388 and $1,063 for the years ended December 27, 2014, December 28, 2013 and December 29, 2012, respectively.

5.	Line of Credit

In 2011, the Company entered into a line of credit agreement with Bank of the West. Under the agreement the Company has a revolving line of credit with maximum available credit of $3,000. Amounts borrowed under this facility bear interest at a variable rate based on either the lender’s alternative based rate or LIBOR. The interest rate under this line of credit was 3.75% for the years ended December 28, 2013 and December 29, 2012. The line of credit was fully paid and closed in 2013. The Company incurred interest expense in relation to the line of credit of approximately $4 and $79 for the years ended December 28, 2013 and December 29, 2012, respectively.

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

6.	Related Party Debt

In 2009 and 2011, the Company entered into promissory notes with the owners of the Company. Interest accrues at 4% per annum on the unpaid balance and is payable annually. The principal is payable on demand and therefore included in current liabilities. The Company can prepay the promissory notes at any time without penalty. The Company incurred interest expense in relation to the promissory notes of approximately $176, $179 and $179 for the years ended December 27, 2014, December 28, 2013 and December 29, 2012, respectively. Interest payable for the related party notes is included in accounts payable and accrued expenses on the combined balance sheets and was $487 and $356 at December 27, 2014 and December 28, 2013, respectively. The Company repaid $390 of related party debt during the year ended December 27, 2014.

7.	Investments at Fair Value

The Company follows ASC Topic 820, for financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC 820 defines fair value, establishes a framework for measuring fair value as required by other accounting pronouncements, and expands fair value measurement disclosures. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts its business. ASC 820 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a description of those three levels:

—	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

—	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

—	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company’s investments are considered Level 1 assets as there are quoted prices in active markets and are the Company’s only assets or liabilities reported at fair value. Investments at fair value are summarized as follows as of December 27, 2014 and December 28, 2013:

	December 27, 2014	December 28, 2013

Common stocks	$3,939	$3,050
Money market	1,276	870
Gold coins	1,080	1,095
Municipal bonds	109	101

Total investments	$6,404	$5,116

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

8.	Related Party Transactions

The Company has leases for warehouses and office space in Sacramento and American Canyon, California with family members of the owners of the Company. The Sacramento leases are month to month with monthly payments totaling approximately $21. The American Canyon lease expires in February 2015 with monthly payments totaling approximately $17. For the years ending December 27, 2014, December 28, 2013 and December 29, 2012, rent expense and payments under these leases was $463 each year.

9.	Commitments and Contingencies

Leases

The Company leases distribution and office space under several operating leases expiring through 2021. Rent expense under all operating leases amounted to $1,674, $1,109 and $1,254 for the years ended December 27, 2014, December 28, 2013 and December 29, 2012, respectively. Total future minimum rental payments under non-cancellable operating leases with initial or remaining terms in excess of one year as of December 27, 2014, including the American Canyon lease with the related parties discussed in Note 8, are as follows:

Years ended	Rental Payments

2015	$923
2016	748
2017	746
2018	669
2019	675
Thereafter	1,936

Total	$5,697

In addition to these minimum rental commitments, certain operating leases provide for payments of insurance, repairs and maintenance and property taxes.

Legal Proceedings

The Company is from time to time involved in ordinary routine litigation incidental to the conduct of its business. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate for such litigation matters. Management believes that no presently pending litigation matters are likely to have a material adverse effect on the Company’s financial statements or results of operations, taken as a whole.

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Del Monte Meat Company

Notes to Combined Financial Statements (in thousands)

10.	Subsequent Events

On January 12, 2015, Del Monte Capitol Meat Company, TJ Foodservice Company, Inc. and TJ Seafood LLC entered into a definitive agreement to be purchased by The Chefs’ Warehouse for approximately $191,200 including cash, stock and notes.

The Company evaluated subsequent events through February 20, 2015, the date the financial statements were available to be issued.

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